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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Numbers: 333-48812 and 333-54618) pertaining to the stock purchase plans of EXACT Sciences Corporation of our report dated January 17, 2003 with respect to the consolidated financial statements of EXACT Sciences Corporation for the year ended December 31, 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 25, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS